Exhibit 23.1

Consent of Independent Auditors

The Board of Directors
Guilford Pharmaceuticals Inc.:

We consent to the use of our report incorporated herein by reference in the Form S-8 of Guilford Pharmaceuticals Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania
May 17, 2002